Exhibit 99.1

FEDERAL REALTY INVESTMENT TRUST

SUPPLEMENTAL INFORMATION

September 30, 2008

TABLE OF CONTENTS

1.	Third Quarter 2008 Earnings Press Release	3

2.	Financial Highlights
	Summarized Income Statements	7
	Summarized Balance Sheets	8
	Funds From Operations / Summary of Capital Expenditures	9
	Market Data	10
	Components of Rental Income	11

3.	Summary of Debt
	Summary of Outstanding Debt and Capital Lease Obligations	12
	Summary of Debt Maturities	13

4.	Summary of Redevelopment Opportunities	14

5.	2008 Significant Acquisitions and Dispositions	15

6.	Real Estate Status Report	16

7.	Retail Leasing Summary	18

8.	Lease Expirations	19

9.	Portfolio Leased Statistics	20

10.	Summary of Top 25 Tenants	21

11.	Reconciliation of Net Income to FFO Guidance	22

12.	Joint Venture Disclosure
	Summarized Income Statements and Balance Sheets	23
	Summary of Outstanding Debt and Debt Maturities	24
	Real Estate Status Report	25

13.	Glossary of Terms	26

1626 East Jefferson Street

Rockville, Maryland 20852-4041

301/998-8100

Safe Harbor Language

Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 27, 2008, and include the following:

•	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 27, 2008.

FOR IMMEDIATE RELEASE

Investor and Media Inquiries
Gina Birdsall	Janelle Stevenson
Investor Relations	Corporate Communications
301/998-8265	301/998-8185
gbirdsall@federalrealty.com	jmstevenson@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES THIRD QUARTER 2008

OPERATING RESULTS

ROCKVILLE, Md. (October 29, 2008) – Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its third quarter ended September 30, 2008.

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Funds from operations available for common shareholders (FFO) per diluted share was $0.98 and earnings per diluted common share was $0.63 for the quarter ended September 30, 2008, versus $0.92 and $0.41, respectively, for third quarter 2007.

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FFO per diluted share was $2.87 and earnings per diluted common share was $1.62 for the nine months ended September 30, 2008, versus $2.71 and $1.30, respectively, for the nine months ended September 30, 2007.

¿	Rent increases on lease rollovers for retail space for which there was a prior tenant were 23% on a cash-basis and 42% on a GAAP-basis for the quarter ended September 30, 2008.

¿	The Trust’s portfolio was 95.5% leased and 94.8% occupied as of September 30, 2008.

¿	Guidance for 2008 FFO per diluted share remains unchanged at $3.89 to $3.92.

Financial Results

For third quarter 2008, Federal Realty reported FFO of $58.3 million, or $0.98 per diluted share. This compares to FFO of $52.5 million, or $0.92 per diluted share, reported for third quarter 2007. For the nine months ended September 30, 2008, Federal Realty reported FFO of $170.4 million, or $2.87 per diluted share compared to FFO of $154.0 million, or $2.71 per diluted share, for the same nine-month period in 2007.

Net income available for common shareholders was $37.0 million and earnings per diluted common share was $0.63 for the quarter ended September 30, 2008, versus $23.4 million and $0.41, respectively, for third quarter 2007. Year-to-date, Federal Realty reported net income available for common shareholders of $95.7 million, or $1.62 per diluted common share. This compares to net income available for common shareholders of $73.1 million, or $1.30 per diluted common share, for the nine months ended September 30, 2007.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2007 OPERATING RESULTS

October 31, 2007

Portfolio Results

On a same-center basis, property operating income increased 4.8% including redevelopments and expansions, and 2.9% excluding redevelopments and expansions over third quarter 2007. These same-center results exclude a $1.2 million option payment received and reported in third quarter 2007 associated with a terminated purchase option with respect to one of Federal Realty’s properties. Including this payment in third quarter 2007 property operating income results in an increase of 3.3% including redevelopments and expansions and 1.4% excluding redevelopments and expansions.

Overall, the Trust’s portfolio was 95.5% leased and 94.8% occupied as of September 30, 2008, compared to 96.4% and 95.1%, respectively, on September 30, 2007. Federal Realty’s same-center portfolio was 96.0% leased and 95.7% occupied on September 30, 2008, compared to 96.7% and 95.9%, respectively, on September 30, 2007.

During third quarter 2008, the Trust signed 76 leases for 369,000 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 351,000 square feet at an average cash-basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 23%. The average contractual rent on this comparable space for the first year of the new lease is $25.03 per square foot compared to the average contractual rent of $20.28 per square foot for the last year of the prior lease. The previous average contractual rent is calculated by including both the minimum rent and the percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 42% for third quarter 2008. As of September 30, 2008, Federal Realty’s average contractual, cash basis minimum rent for retail and commercial space in its portfolio is $21.63 per square foot.

“The third quarter results were very solid given the state of the current economy,” commented Donald C. Wood, president and chief executive officer of Federal Realty Investment Trust. “Our conservative operating strategy, which includes low leverage levels combined with high quality retail properties as its core, tends to really shine through in times like these.”

Regular Quarterly Dividends

Federal Realty also announced today that its Board of Trustees declared a regular quarterly cash dividend of $0.65 per share on its common shares, resulting in an indicated annual rate of $2.60 per share. The regular common dividend will be payable on January 15, 2009, to common shareholders of record as of January 2, 2009.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2008 OPERATING RESULTS

October 29, 2008

Guidance

Federal Realty’s guidance for 2008 FFO per diluted share remains unchanged at $3.89 to $3.92 and its 2008 earnings per diluted common share guidance increased to a range of $2.18 to $2.21.

Summary of Other Quarterly Activities and Recent Developments

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September 8, 2008—Acquired Courtyard Shops, a 127,000 square foot Publix-anchored neighborhood shopping center located in Wellington, Florida, an affluent community in central Palm Beach County, Florida. Federal Realty acquired the property from an institutional owner for $37.9 million. Courtyard Shops boasts average household incomes in excess of $115,000 within a 3-mile radius of the property, a highly productive Publix store, and potential for strong NOI growth. In addition, the property benefits from significant barriers to new competition due to considerable portions of Wellington being protected as an equestrian preserve established to keep the community’s character intact as Wellington is world-famous for its equestrian events and polo clubs.

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August 26, 2008—Announced the promotion of Andrew P. Blocher to the position of senior vice president, chief financial officer and treasurer effective September 1, 2008, succeeding Joseph M. Squeri, who left the Trust to pursue other professional interests.

Conference Call Information

Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its third quarter 2008 earnings conference call, which is scheduled for October 30, 2008, at 11 a.m. Eastern Daylight Time. To participate, please call (866) 831-6234 five to ten minutes prior to the call’s start time and use the passcode EARNINGS (required). Federal Realty will also provide an online webcast on the Company’s website, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through November 28, 2008, by dialing (888) 286-8010 and entering the passcode 54745083.

About Federal Realty

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development, and redevelopment of high quality retail assets. Federal Realty’s portfolio (excluding joint venture properties) contains approximately 18.1 million square feet located primarily in strategically selected metropolitan markets in the Northeast, Mid-Atlantic, and California. In addition, the Trust has an ownership interest in approximately 1.0 million square feet of retail space through a joint venture in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture properties) was 95.5% leased to national, regional, and local retailers as of September 30, 2008, with no single tenant accounting for more than approximately 2.6% of annualized base

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2008 OPERATING RESULTS

October 29, 2008

rent. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 41 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P MidCap 400 company and its shares are traded on the NYSE under the symbol FRT.

Safe Harbor Language

Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 27, 2008 and include the following:

¿	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

¿

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

¿	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

¿

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

¿	risks that our growth will be limited if we cannot obtain additional capital;

¿

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

¿

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed February 27, 2008.

Federal Realty Investment Trust

Summarized Income Statements

September 30, 2008

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
	(in thousands, except per share data)
	(unaudited)
Revenue
Rental income	$126,654	$117,801	$371,792	$343,821
Other property income	4,005	4,634	12,015	9,550
Mortgage interest income	1,108	1,129	3,342	3,386

Total revenue	131,767	123,564	387,149	356,757

Expenses
Rental expenses	27,562	25,225	81,011	73,024
Real estate taxes	14,760	12,030	41,331	33,767
General and administrative	5,391	7,172	19,451	18,894
Depreciation and amortization	28,642	25,045	81,837	75,450

Total operating expenses	76,355	69,472	223,630	201,135

Operating income	55,412	54,092	163,519	155,622

Other interest income	115	192	662	623
Interest expense	(25,337)	(28,732)	(74,166)	(84,247)
Income from real estate partnership	407	473	1,180	1,120

Income from continuing operations before minority interests	30,597	26,025	91,195	73,118

Minority interests	(1,315)	(1,629)	(4,056)	(4,309)

Income from continuing operations	29,282	24,396	87,139	68,809

Discontinued operations
Income from discontinued operations	382	2,019	1,485	5,611
Gain (loss) on sale of real estate from discontinued operations	7,438	(2,900)	7,438	(1,051)

Results from discontinued operations	7,820	(881)	8,923	4,560

Net income	37,102	23,515	96,062	73,369

Dividends on preferred stock	(136)	(136)	(406)	(307)

Net income available for common shareholders	$36,966	$23,379	$95,656	$73,062

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.50	$0.43	$1.48	$1.23
Discontinued operations	0.13	(0.01)	0.15	0.08

	$0.63	$0.42	$1.63	$1.31

Weighted average number of common shares, basic	58,720	56,302	58,624	55,967

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.50	$0.43	$1.47	$1.22
Discontinued operations	0.13	(0.02)	0.15	0.08

	$0.63	$0.41	$1.62	$1.30

Weighted average number of common shares, diluted	58,950	56,690	58,902	56,404

Federal Realty Investment Trust

Summarized Balance Sheets

September 30, 2008

	September 30, 2008	December 31, 2007
	(in thousands)
	(unaudited)
ASSETS

Real estate, at cost
Operating	$3,547,709	$3,267,081
Construction-in-progress	91,169	147,925
Assets held for sale (discontinued operations)	—	37,841

	3,638,878	3,452,847
Less accumulated depreciation and amortization	(822,291)	(756,703)

Net real estate	2,816,587	2,696,144

Cash and cash equivalents	48,991	50,691
Accounts and notes receivable	69,439	61,108
Mortgage notes receivable	40,437	40,638
Investment in real estate partnership	29,422	29,646
Prepaid expenses and other assets	106,666	111,070

TOTAL ASSETS	$3,111,542	$2,989,297

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities
Mortgages payable and capital lease obligations	$455,982	$450,084
Notes payable	341,912	210,820
Senior notes and debentures	956,627	977,556
Accounts payable and other liabilities	208,271	204,387

Total liabilities	1,962,792	1,842,847

Minority interests	32,085	31,818

Shareholders’ equity
Preferred stock	9,997	9,997
Common shares and other shareholders’ equity	1,106,668	1,104,635

Total shareholders’ equity	1,116,665	1,114,632

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,111,542	$2,989,297

Federal Realty Investment Trust

Funds From Operations / Summary of Capital Expenditures

September 30, 2008

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$37,102	$23,515	$96,062	$73,369
(Gain) loss on sale of real estate	(7,438)	2,900	(7,438)	1,051
Depreciation and amortization of real estate assets	26,037	23,651	74,037	71,910
Amortization of initial direct costs of leases	2,136	1,945	6,441	6,122
Depreciation of joint venture real estate assets	331	324	992	915

Funds from operations	58,168	52,335	170,094	153,367
Dividends on preferred stock	(136)	(136)	(406)	(307)
Income attributable to operating partnership units	244	279	707	923

FFO	$58,276	$52,478	$170,395	$153,983

FFO per diluted share	$0.98	$0.92	$2.87	$2.71

Weighted average number of common shares, diluted	59,327	57,148	59,280	56,885

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$25,670	$24,246	$76,080	$75,958
Tenant improvements and incentives	5,590	5,099	14,973	14,807

Total non-maintenance capital expenditures	31,260	29,345	91,053	90,765
Maintenance capital expenditures	3,608	2,594	8,963	6,349

Total capital expenditures	$34,868	$31,939	$100,016	$97,114

Dividends and Payout Ratios
Regular common dividends declared	$38,322	$34,523	$110,104	$99,328

Dividend payout ratio as a percentage of FFO	66%	66%	65%	65%

Notes:

(1)	See Glossary of Terms.

Federal Realty Investment Trust

Market Data

September 30, 2008

	September 30,
	2008	2007
	(in thousands, except per share data)
Market data
Common shares outstanding (1)	58,974	56,604
Market price per common share	$85.60	$88.60

Common equity market capitalization	$5,048,174	$5,015,114

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00

Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$5,058,174	$5,025,114

Total debt (3)	1,754,521	1,834,903

Total market capitalization	$6,812,695	$6,860,017

Total debt to market capitalization at then current market price	26%	27%

Total debt to market capitalization at constant common share price of $88.60	25%	27%

Total debt to market capitalization at 10/28/08 closing market price of $55.84 (4)	35%	N/A

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations (5)	92%	90%
Variable rate debt	8%	10%

	100%	100%

Notes:

(1)	Consists of 60,466,238 shares issued net of 1,492,173 shares held in Treasury as of September 30, 2008. As of September 30, 2007, consists of 58,091,319 shares issued net of 1,487,407 shares held in Treasury. Amounts do not include 376,260 and 380,938 Operating Partnership Units outstanding at September 30, 2008 and 2007, respectively.
(2)	These shares, issued March 8, 2007, are unregistered.
(3)	Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts from our consolidated balance sheet. It does not include the $24.4 million which is the Trust’s 30% share of the total $81.4 million debt of the partnership with a discretionary fund created and advised by ING Clarion Partners.
(4)	This information is being provided to reflect updated market conditions.
(5)	On February 21, 2008, we entered into two interest rate swap agreements to fix the variable portion of our $200 million term note through November 6, 2008. The first swap fixed the variable rate at 2.725% on a notional amount of $100 million and the second swap fixed the variable rate at 2.852% on a notional amount of $100 million for a combined fixed rate of 2.789%. As the interest rate on the term loan was effectively fixed by the two swap agreements through November 6, 2008, the $200 million term loan is included in fixed rate debt.

Federal Realty Investment Trust

Components of Rental Income

September 30, 2008

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
	(in thousands)		(in thousands)
Minimum rents
Retail and commercial (1)	$92,294	$87,332	$273,123	$256,649
Residential (2)	4,845	3,935	12,970	11,277
Cost reimbursements	26,676	23,838	76,085	66,893
Percentage rents	1,298	1,125	5,428	4,692
Other	1,541	1,571	4,186	4,310

Total rental income	$126,654	$117,801	$371,792	$343,821

Notes:

(1)	Minimum rents include $1.3 million and $1.8 million for the three months ended September 30, 2008 and 2007, respectively, and $4.2 million and $6.2 million for the nine months ended September 30, 2008 and 2007, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.6 million and $0.9 million for the three months ended September 30, 2008 and 2007, respectively, and $1.9 million and $2.2 million for the nine months ended September 30, 2008 and 2007, to recognize income from the amortization of in-place leases in accordance with SFAS No. 141.
(2)	Residential minimum rents consist of the rental amounts for residential units at Rollingwood Apartments, the Crest at Congressional Plaza Apartments, Santana Row, and for 2008, Arlington East (Bethesda Row). The first rental units at Arlington East were delivered and became rent paying in late May 2008. Lease-up of these rental units will continue through 2008.

Federal Realty Investment Trust

Summary of Outstanding Debt and Capital Lease Obligations

September 30, 2008

	Maturity date	Stated interest rate as of September 30, 2008			Balance as of September 30, 2008		Weighted average effective rate at September 30, 2008 (j)
					(in thousands)
Mortgage loans (a)
Secured fixed rate
164 E. Houston Street	10/06/08	7.500%	(b	)	$5
White Marsh Other	12/31/08	6.060%			1,120
Mercer Mall	04/01/09	8.375%			4,390
Federal Plaza	06/01/11	6.750%			33,265
Tysons Station	09/01/11	7.400%			6,111
Courtyard Shops	07/01/12	6.870%			7,782
Bethesda Row	01/01/13	5.370%			19,996
Bethesda Row	02/01/13	5.050%			4,459
White Marsh Plaza	04/01/13	6.040%	(c	)	10,186
Crow Canyon	08/11/13	5.400%			21,311
Melville Mall	09/01/14	5.250%	(d	)	24,619
THE AVENUE at White Marsh	01/01/15	5.460%			60,275
Barracks Road	11/01/15	7.950%			41,542
Hauppauge	11/01/15	7.950%			15,660
Lawrence Park	11/01/15	7.950%			29,445
Wildwood	11/01/15	7.950%			25,881
Wynnewood	11/01/15	7.950%			30,007
Brick Plaza	11/01/15	7.415%			30,771
Shoppers’ World	01/31/21	5.910%			5,897
Mount Vernon	04/15/28	5.660%	(e	)	11,722
Chelsea	01/15/31	5.360%			8,136

Subtotal					392,580
Net unamortized discount					(381)

Total mortgage loans					392,199		6.80%

Notes payable
Unsecured fixed rate
Term note	11/06/09	LIBOR + 0.575%	(f	)	200,000
Other	04/01/12	6.500%			2,259
Perring Plaza renovation	01/31/13	10.000%			1,253
Unsecured variable rate
Revolving credit facility	07/27/10	LIBOR + 0.425%	(g	)	129,000
Escondido (Municipal bonds)	10/01/16	2.413%	(h	)	9,400

Total notes payable					341,912		3.65%	(k)

Senior notes and debentures
Unsecured fixed rate
8.75% notes	12/01/09	8.750%			175,000
4.50% notes	02/15/11	4.500%			75,000
6.00% notes	07/15/12	6.000%			175,000
5.40% notes	12/01/13	5.400%			135,000
5.65% notes	06/01/16	5.650%			125,000
6.20% notes	01/15/17	6.200%			200,000
7.48% debentures	08/15/26	7.480%	(i	)	29,200
6.82% medium term notes	08/01/27	6.820%			40,000

Subtotal					954,200
Net unamortized premium					2,427

Total senior notes and debentures					956,627		6.42%

Capital lease obligations
Various	Various through 2106	Various			63,783		6.94%

Total debt and capital lease obligations					$1,754,521

Total fixed rate debt and capital lease obligations					$1,616,121	92%	6.18%
Total variable rate debt					138,400	8%	3.69%	(k	)

TOTAL DEBT AND CAPITAL LEASES OBLIGATIONS					$1,754,521	100%	5.98%

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Operational Statistics
Ratio of EBITDA to combined fixed charges and preferred share dividends (l)	3.39x	2.41x	3.13x	2.47x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (l)	3.11x	2.49x	3.03x	2.48x

Notes:

(a)	Mortgage loans do not include our 30% share ($24.4 million) of the $81.4 million debt of the partnership with a discretionary fund created and advised by ING Clarion Partners.
(b)	This mortgage loan and accrued interest were paid off on October 6, 2008.
(c)	The interest rate of 6.04% represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents an interest-only loan of $4.35 million at a stated rate of 6.18% and the remaining balance at a stated rate of 5.96%.
(d)	We acquired control of Melville Mall through a 20-year master lease and secondary financing. Because we control this property and retain substantially all of the economic benefit and risk associated with it, this property is consolidated and the mortgage loan is reflected on the balance sheet though it is not our legal obligation.
(e)	The interest rate is fixed at 5.66% for the first ten years and then will be reset to a market rate in 2013. The lender has the option to call the loan on April 15, 2013 or anytime thereafter.
(f)	In July 2008, we exercised our option and extended the maturity date to November 6, 2009. On February 21, 2008, we entered into two interest rate swap agreements to fix the variable portion of this debt through November 6, 2008. The first swap fixed the variable rate at 2.725% on a notional amount of $100 million and the second swap fixed the variable rate at 2.852% on a notional amount of $100 million for a combined fixed rate of 2.789%. The weighted average effective rate, before amortization of debt fees, was 3.41% and 3.68% for the three and nine months ended September 30, 2008, respectively.
(g)	The weighted average effective interest rate, before amortization of debt fees, was 3.01% and 3.02% for the three and nine months ended September 30, 2008, respectively. This credit facility matures on July 27, 2010, subject to a one-year extension at our option.
(h)	The bonds bear interest at a variable rate determined weekly which would enable the bonds to be remarketed at 100% of their principal amount.
(i)	On August 15, 2008, one of the holders redeemed $20.8 million of the outstanding $50.0 million balance. The notice period for additional redemptions has expired.
(j)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable.
(k)	The weighted average effective interest rate excludes $0.1 million in quarterly financing fees on our revolving credit facility which had a $129.0 million balance on September 30, 2008. On November 6, 2008, the interest rate swap agreements, which effectively fix the interest rate on our $200 million term note, will terminate. As a result, subsequent to November 6, 2008, the note will be classified as variable rate debt.
(l)	Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount or premium and expense and the portion of rent expense representing an interest factor. EBITDA includes $7.4 million in gain on sale for both the three and nine months ended September 30, 2008, and $2.9 million and $1.1 million in loss on sale for the three and nine months ended September 30, 2007, respectively. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust

Summary of Debt Maturities

September 30, 2008

DEBT MATURITIES

(in thousands)

Year	Scheduled Amortization	Maturities	Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2008	$1,890	$1,109	$2,999		0.2%	0.2%
2009	9,588	379,348	388,936		22.2%	22.4%
2010	9,880	129,000	138,880	(1)	7.9%	30.3%
2011	9,906	112,252	122,158		7.0%	37.3%
2012	9,973	181,916	191,889		10.9%	48.2%
2013	9,215	186,884	196,099		11.2%	59.4%
2014	9,164	20,127	29,291		1.7%	61.1%
2015	6,924	198,391	205,315		11.7%	72.8%
2016	2,976	134,400	137,376		7.8%	80.6%
2017	3,184	200,000	203,184		11.6%	92.2%
Thereafter	63,472	72,876	136,348		7.8%	100.0%

Total	$136,172	$1,616,303	$1,752,475	(2)	100.0%

Notes:

(1)	Our $300 million four-year revolving credit facility matures on July 27, 2010, subject to a one-year extension at our option. As of September 30, 2008, there was $129.0 million drawn under this credit facility.
(2)	The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net discount or premium on certain mortgage loans, senior notes and debentures as of September 30, 2008.

Federal Realty Investment Trust

Summary of Redevelopment Opportunities

September 30, 2008

Current Redevelopment Opportunities (1) ($ millions)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date
Projects Anticipated to Stabilize in 2008 (3)
Arlington East	Bethesda, MD	Ground floor retail, four levels of residential units above retail, two levels of below grade parking	9%	$83	$78
Eastgate	Chapel Hill, NC	Center redevelopment including new grocery anchor, façade renovation and site improvements	10%	$10	$7

Subtotal: Projects Anticipated to Stabilize in 2008 (3) (4)			9%	$93	$85

Projects Anticipated to Stabilize in 2009 (3) (5)
Santana Row	San Jose, CA	5-story building with 15,000 square feet of ground level retail and 65,000 square feet of office space	9%	$42	$10
Hollywood Galaxy Building	Hollywood, CA	Re-tenanting three level entertainment center and converting project into urban neighborhood community center	12%	$16	$14
Houston Street	San Antonio, TX	Construction of a new building with ground level leased to Walgreen’s pharmacy and office above	10%	$8	$4
Village of Shirlington—Phase III & IV	Arlington, VA	Ground lease to hotel operator and ground floor retail as part of office building development (by others)	16%	$7	$4

Subtotal: Projects Anticipated to Stabilize in 2009 (3) (4) (5)			10%	$73	$32

Total: Projects Anticipated to Stabilize in 2008 and 2009 (3) (4)			10%	$166	$117

Potential future redevelopment pipeline includes (6):
Property	Location	Opportunity
Assembly Square	Somerville, MA	Potential substantial transit oriented mixed-use development
Bala Cynwyd	Bala Cynwyd, PA	Redevelopment of nine acres of land for a transit oriented mixed-use project or retail center
Barracks Road	Charlottesville, VA	Anchor re-tenanting, pad re-tenanting, and site improvements
Brick Plaza	Brick, NJ	Redvelopment and expansion of existing pad site
Bethesda Row	Bethesda, MD	Anchor re-tenanting and modifications of building on Hampden Lane
Courthouse Center	Rockville, MD	Center redevelopment adjacent to Rockville Town Square
Federal Plaza	Rockville, MD	Pad building opportunities
Flourtown	Flourtown, PA	Anchor re-tenanting, small shop demolition, new retail building, façade renovation, and site improvements
Hollywood Peterson Building	Hollywood, CA	Co-terminus leases create potential for property redevelopment and expansion
Lancaster	Lancaster, PA	Renovation and expansion of existing grocer, new bank pad, and façade renovation
Linden Square	Wellesley, MA	Additional phases of infill redevelopment
Mercer Mall	Lawrenceville, NJ	Construction of new outparcel
Mid-Pike Plaza	Rockville, MD	Co-terminus leases create potential for retail redevelopment or transit oriented mixed-use development
Pike 7	Vienna, VA	Co-terminus leases create potential for retail redevelopment or mixed-use development
Santana Row	San Jose, CA	Future phases of mixed-use development
Town Center of New Britain	New Britain, PA	Renovation and expansion of existing grocer
Westgate	San Jose, CA	Center redevelopment

Notes:

(1)	These current redevelopment opportunities are being pursued by the Trust. There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management’s best estimate based on current information and may change over time.
(2)	Projected ROI reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.
(3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.
(4)	All subtotals and totals reflect cost weighted-average ROIs.
(5)	Excludes $55 million of development capital at Linden Square, anticipated at acquisition of this in-process development.
(6)	These future redevelopment opportunities are being explored by the Trust. There is no guaranty that the Trust will ultimately pursue or complete any or all of these opportunities.

Federal Realty Investment Trust

2008 Significant Acquisitions and Dispositions

Through September 30, 2008

Federal Realty Investment Trust Significant Acquisitions

Date	Property	City / State	GLA	Purchase price		Anchor tenants
			(in square feet)	(in millions)
May 30, 2008	Del Mar Village	Boca Raton, FL	154,000	$41.7		Winn Dixie & CVS
July 11, 2008	7015 & 7045 Beracasa Way (Del Mar Village)	Boca Raton, FL	24,000	6.7
July 16, 2008	Chelsea Commons Phase II (Chelsea Commons)	Chelsea, MA	26,000	8.0
September 4, 2008	Courtyard Shops	Wellington, FL	127,000	37.9		Publix
September 25 and 30, 2008	Bethesda Row	Bethesda, MD	N/A	38.8	(1)

			331,000	$133.1

Federal Realty Investment Trust Significant Dispositions
Date	Property	City / State	GLA	Sales price
September 25 and 30, 2008	Four Land Parcels:			$38.8	(1)
	The Shoppes at Nottingham Square	White Marsh, MD	134,000
	White Marsh Other	White Marsh, MD	3,000
	White Marsh Other (2)	White Marsh, MD	N/A
	North Dartmouth	North Dartmouth, MA	135,000

(1)	On September 25 and 30, 2008, we completed exchange transactions whereby we sold our fee interest in four land parcels that were subject to long-term ground leases with tenants and acquired the fee interest in two land parcels under our Bethesda Row property. Three of the land parcels sold were in White Marsh, MD, and one parcel was in North Dartmouth, MA. Prior to the transactions, the land parcels at Bethesda Row were encumbered by capital lease obligations which were extinguished as part of the transactions.
(2)	This land parcel was subject to a ground lease covering 50,000 square feet of office space not included in our gross leasable area.

Federal Realty Investment Trust

Real Estate Status Report

September 30, 2008

Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA (3)	Grocery Anchor (3)	Other Principal Tenants
				(in thousands)	(in thousands)
East Region

Washington Metropolitan Area
Bethesda Row	(4)	Washington, DC-MD- VA	1993-2006	$186,843	$25,486	521,000	96%	40,000	Giant Food	Barnes & Noble / Landmark Theater
Congressional Plaza	(5)	Washington, DC-MD-VA	1965	69,806		334,000	93%	28,000	Whole Foods	Buy Buy Baby/Container Store
Courthouse Center		Washington, DC-MD- VA	1997	4,224		37,000	77%
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967-1972	11,982		144,000	98%	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	62,130	33,265	248,000	96%			TJ Maxx / Micro Center / Ross
Friendship Center		Washington, DC-MD-VA	2001	33,342		119,000	100%			Borders / Linens ‘n Things / Maggiano’s
Gaithersburg Square		Washington, DC-MD-VA	1993	23,979		209,000	94%			Bed, Bath & Beyond / Borders / Ross
Idylwood Plaza		Washington, DC-MD-VA	1994	15,548		73,000	100%	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	47,617		386,000	99%	61,000	Giant Food	Marshalls
Leesburg Plaza	(6)	Washington, DC-MD-VA	1998	34,158	—	236,000	99%	55,000	Giant Food	Petsmart / Pier One / Office Depot
Loehmann’s Plaza		Washington, DC-MD-VA	1983	31,981		269,000	97%	58,000	Giant Food	Bally Total Fitness / Loehmann’s
Mid-Pike Plaza		Washington, DC-MD-VA	1982	44,214		309,000	100%			Linens ‘n Things / Toys R Us / Bally Total Fitness / AC Moore / Filene’s Basement
Mount Vernon/South Valley/ 7770 Richmond Hwy	(6)	Washington, DC-MD-VA	2003-2006	76,920	11,722	565,000	95%	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold’s Gym
Old Keene Mill		Washington, DC-MD-VA	1976	5,873		92,000	99%	24,000	Whole Foods
Pan Am		Washington, DC-MD-VA	1993	28,092		227,000	100%	63,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1999	87,780		296,000	99%	45,000	Harris Teeter	Bally Total Fitness / Bed, Bath & Beyond / DSW / Cost Plus
Pike 7		Washington, DC-MD-VA	1997	34,835		164,000	100%			DSW / Staples / TJ Maxx
Quince Orchard		Washington, DC-MD-VA	1993	20,923		253,000	84%	24,000	Magruders	Circuit City / Staples
Rockville Town Square		Washington, DC-MD-VA	2006-2007	36,722		182,000	100%			CVS / Gold’s Gym
Rollingwood Apartments		Washington, DC-MD-VA	1971	7,128		N/A	97%
Sam’s Park & Shop		Washington, DC-MD-VA	1995	12,130		49,000	94%			Petco
Tower		Washington, DC-MD-VA	1998	19,734		112,000	69%			Talbots
Tyson’s Station		Washington, DC-MD-VA	1978	3,668	6,111	49,000	98%			Trader Joes
Village at Shirlington	(4)	Washington, DC-MD-VA	1995	50,580	6,252	245,000	98%	28,000	Harris Teeter	AMC Loews / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	17,673	25,881	85,000	100%	20,000	Balducci’s	CVS

		Total Washington Metropolitan Area		967,882		5,204,000	96%
New York / New Jersey
Brick Plaza		Monmouth-Ocean, NJ	1989	56,269	30,771	409,000	100%	66,000	A&P	AMC Loews / Barnes & Noble / Sports Authority
Forest Hills		New York, NY	1997	8,077		46,000	100%			Midway Theatre
Fresh Meadows		New York, NY	1997	68,740		404,000	96%	15,000	Island of Gold	Filene’s Basement / Kohl’s / AMC Loews
Hauppauge		Nassau-Suffolk, NY	1998	27,705	15,660	133,000	98%	61,000	Shop Rite	AC Moore
Huntington		Nassau-Suffolk, NY	1988	38,041		279,000	100%			Buy Buy Baby / Toys R Us / Bed, Bath & Beyond / Barnes & Noble
Melville Mall	(7)	Nassau-Suffolk, NY	2006	68,571	24,619	247,000	100%	54,000	Waldbaum’s	Kohl’s / Marshalls
Mercer Mall	(4)	Trenton, NJ	2003	104,590	55,983	501,000	99%	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
Troy		Newark, NJ	1980	23,200		207,000	98%	64,000	Pathmark

		Total New York /New Jersey		395,193		2,226,000	99%
Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	22,990		267,000	94%	24,000	Acme Markets	Kohl’s /Staples /L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	33,997		280,000	100%	45,000	Acme Markets	Lord & Taylor / L.A. Fitness
Ellisburg Circle		Philadelphia, PA-NJ	1992	27,687		268,000	99%	47,000	Genuardi’s	Buy Buy Baby / Stein Mart
Feasterville		Philadelphia, PA-NJ	1980	11,887		111,000	89%	53,000	Genuardi’s	OfficeMax
Flourtown		Philadelphia, PA-NJ	1980	15,262		189,000	86%	42,000	Genuardi’s
Langhorne Square		Philadelphia, PA-NJ	1985	18,781		216,000	97%	55,000	Redner’s Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	29,299	29,445	353,000	100%	53,000	Acme Markets	CHI / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	22,510		286,000	92%			Burlington Coat / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	14,048		124,000	87%	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	26,910		215,000	99%			Barnes & Noble / Marshalls / Toys R Us
Wynnewood		Philadelphia, PA-NJ	1996	36,186	30,007	255,000	97%	98,000	Genuardi’s	Bed, Bath & Beyond / Borders / Old Navy

		Total Philadelphia Metropolitan Area		259,557		2,564,000	96%
New England
Assembly Square		Boston-Cambridge- Quincy, MA-NH	2005-2006	132,066		332,000	100%			AC Moore / Bed, Bath & Beyond / Christmas Tree Shops / Kmart / Staples / Sports Authority / TJ Maxx
Chelsea Commons	(8)	Boston-Cambridge- Quincy, MA-NH	2006-2008	28,929	8,136	222,000	92%	16,000	Sav-A-Lot	Home Depot
Dedham Plaza		Boston-Cambridge- Quincy, MA-NH	1993	30,483		242,000	88%	80,000	Star Market
Linden Square		Boston-Cambridge- Quincy, MA-NH	2006-2007	140,478		210,000	82%	50,000	Roche Brothers Supermarkets	CVS / Fitness Club for Women / Wellesley Volkswagen, Buick
North Dartmouth		Boston-Cambridge- Quincy, MA-NH	2006	9,368		48,000	100%	48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge- Quincy, MA-NH	1994	15,487		149,000	100%	50,000	Hannaford	TJ Maxx
Saugus Plaza		Boston-Cambridge- Quincy, MA-NH	1996	13,692		171,000	94%	55,000	Super Stop & Shop	Kmart

		Total New England		370,503		1,374,000	93%
Baltimore
Governor Plaza		Baltimore, MD	1985	21,739		269,000	100%	16,500	Aldi	Bally Total Fitness / Office Depot
Perring Plaza		Baltimore, MD	1985	26,591		402,000	98%	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores
THE AVENUE at White Marsh	(9)	Baltimore, MD	2007	94,246	60,275	298,000	98%			AMC Loews / Old Navy / Barnes & Noble / AC Moore
The Shoppes at Nottingham Square		Baltimore, MD	2007	15,807		52,000	100%
White Marsh Plaza		Baltimore, MD	2007	24,900	10,186	80,000	98%	54,000	Giant Food
White Marsh Other		Baltimore, MD	2007	43,666	1,120	49,000	100%

		Total Baltimore		226,949		1,150,000	99%

Federal Realty Investment Trust

Real Estate Status Report

September 30, 2008

Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA (3)	Grocery Anchor (3)	Other Principal Tenants
				(in thousands)	(in thousands)
Chicago
Crossroads		Chicago, IL	1993	23,574		173,000	87%			Golfsmith Guitar Center
Finley Square		Chicago, IL	1995	31,400		315,000	98%			Bed, Bath & Beyond / Buy Buy Baby/ Petsmart
Garden Market		Chicago, IL	1994	11,502		140,000	94%	63,000	Dominick’s	Walgreens
North Lake Commons		Chicago, IL	1994	13,618		129,000	93%	77,000	Dominick’s

		Total Chicago		80,094		757,000	94%
South Florida
Courtyard Shops	(8)(10)	Miami-Ft Lauderdale	2008	38,267	7,782	127,000	92%	49,000	Publix
Del Mar Village	(8)(10)	Miami-Ft Lauderdale	2008	53,820		180,000	91%	44,000	Winn Dixie	CVS

		Total South Florida		92,087		307,000	92%

East Region -Other
Barracks Road		Charlottesville, VA	1985	44,401	41,542	488,000	94%	99,000	Harris Teeter / Kroger	Bed, Bath & Beyond / Barnes & Noble / Old Navy
Bristol Plaza		Hartford, CT	1995	26,850		272,000	86%	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	24,833		155,000	95%			Stein Mart
Gratiot Plaza		Detroit, MI	1973	18,133		217,000	99%	69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	15,993		42,000	100%			Saks Fifth Avenue
Lancaster	(11)	Lancaster, PA	1980	10,817	4,907	107,000	94%	39,000	Giant Food	Michaels
Shoppers’ World		Charlottesville, VA	2007	29,489	5,897	170,000	97%	28,000	Whole Foods	Staples
Shops at Willow Lawn		Richmond-Petersburg, VA	1983	75,885		476,000	88%	60,000	Kroger	Old Navy / Staples / Ross

		Total East Region - Other		246,401		1,927,000	92%

		Total East Region		2,638,666		15,509,000	96%

West Region California
Colorado Blvd		Los Angeles-Long Beach, CA	1996-1998	16,649		69,000	100%			Pottery Barn / Banana Republic
Crow Canyon		San Ramon, CA	2005-2007	64,874	21,311	242,000	92%	58,000	Save Mart	Loehmann’s / Rite Aid
Escondido	(12)	San Diego, CA	1996	28,318		222,000	96%			Cost Plus / TJ Maxx / Toys R Us
Fifth Ave		San Diego, CA	1996-1997	12,969		51,000	97%			Urban Outfitters
Hermosa Ave		Los Angeles-Long Beach, CA	1997	5,397		22,000	100%
Hollywood Blvd	(13)	Los Angeles-Long Beach, CA	1999	37,605		153,000	85%			DSW / L.A. Fitness
Kings Court	(6)	San Jose, CA	1998	11,573		79,000	99%	25,000	Lunardi’s Super Market	Longs Drug Store
Old Town Center		San Jose, CA	1997	34,030		95,000	95%			Borders / Gap Kids / Banana Republic
Santana Row		San Jose, CA	1997	491,158		562,000	99%			Crate & Barrel / Container Store / Best Buy / Borders / CineArts Theatre
Third St Promenade		Los Angeles-Long Beach, CA	1996-2000	78,906		211,000	99%			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate		San Jose, CA	2004	116,023		645,000	96%	38,000	Safeway	Target / Burlington Coat Factory / Barnes & Noble / Ross
150 Post Street		San Francisco, CA	1997	37,503		102,000	100%			Brooks Brothers / H & M

		Total California		935,005		2,453,000	96%
West Region -Other
Houston St		San Antonio, TX	1998	65,207	5	168,000	77%			Hotel Valencia

		Total West Region		1,000,212		2,621,000	95%

Grand Total				$3,638,878	$456,363	18,130,000	96%

Notes:

(1)	The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain mortgage payables.
(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.
(4)	Portion of property subject to capital lease obligation.
(5)	The Trust has a 64.1% ownership interest in the property.
(6)	Property owned in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(7)	On October 16, 2006, the Trust acquired control of Melville Mall through a 20 year master lease and secondary financing. Since the Trust controls this property and retains substantially all of the economic benefit and risks associated with it, we consolidate this property and its operations.
(8)	A preliminary allocation of the purchase price has been made and will be finalized after various valuation studies are complete.
(9)	50% of the ownership of this property is in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(10)	In connection with the acquisitions of these properties, we entered into Reverse Section 1031 like-kind exchange agreements with third party intermediaries. Since we control the respective properties and retain all of the economic benefits and risks associated with them, we consolidate the properties and their operations.
(11)	Property subject to capital lease obligation.
(12)	The Trust has a 70% ownership interest in the property.
(13)	The Trust has a 90% ownership interest in the property.

Federal Realty Investment Trust

Retail Leasing Summary (1)

September 30, 2008

Total Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2008	68	100%	351,310	$25.03	$20.28	$1,669,056	23%	42%	7.8	$2,728,958	$7.77
2nd Quarter 2008	84	100%	239,207	$36.39	$29.21	$1,717,881	25%	42%	7.3	$2,316,197	$9.68
1st Quarter 2008	74	100%	268,608	$29.29	$23.73	$1,494,431	23%	37%	6.3	$2,209,591	$8.23
4th Quarter 2007	87	100%	471,853	$19.65	$16.04	$1,701,647	22%	31%	4.7	$2,360,410	$5.00

Total - 12 months	313	100%	1,330,978	$26.02	$21.08	$6,583,015	23%	38%	6.5	$9,615,156	$7.22

New Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2008	26	38%	93,768	$43.16	$29.76	$1,257,073	45%	65%	9.0	$2,224,958	$23.73
2nd Quarter 2008	31	37%	115,097	$34.23	$26.46	$894,253	29%	47%	8.5	$1,770,940	$15.39
1st Quarter 2008	28	38%	106,860	$36.64	$28.39	$880,956	29%	44%	7.9	$2,204,591	$20.63
4th Quarter 2007	23	26%	118,389	$20.47	$16.35	$487,942	25%	40%	7.4	$2,345,410	$19.81

Total - 12 months	108	35%	434,114	$33.00	$24.89	$3,520,224	33%	49%	8.3	$8,545,899	$19.69

Renewal Lease Summary - Comparable (2) (7)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2008	42	62%	257,542	$18.43	$16.83	$411,983	10%	25%	6.7	$504,000	$1.96
2nd Quarter 2008	53	63%	124,110	$38.40	$31.76	$823,628	21%	38%	6.2	$545,257	$4.39
1st Quarter 2008	46	62%	161,748	$24.44	$20.65	$613,475	18%	30%	4.7	$5,000	$0.03
4th Quarter 2007	64	74%	353,464	$19.37	$15.94	$1,213,705	22%	28%	3.8	$15,000	$0.04

Total - 12 months	205	65%	896,864	$22.65	$19.23	$3,062,791	18%	30%	5.2	$1,069,257	$1.19

Total Lease Summary - Comparable and Non-comparable (2)

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2008	76	369,323	$26.12	8.1	$3,721,035	$10.08
2nd Quarter 2008	90	253,048	$36.40	7.5	$2,940,855	$11.62
1st Quarter 2008	85	295,646	$30.61	6.4	$3,005,202	$10.16
4th Quarter 2007	93	482,730	$20.36	5.0	$2,686,086	$5.56

Total - 12 months	344	1,400,747	$26.94	6.7	$12,353,178	$8.82

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of square footage.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.

Federal Realty Investment Trust

Lease Expirations

September 30, 2008

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2008	—	0%	$—	217,000	3%	$20.92	217,000	1%	$20.92
2009	572,000	6%	$10.92	772,000	10%	$27.75	1,344,000	8%	$20.59
2010	720,000	8%	$12.01	1,000,000	13%	$26.79	1,720,000	10%	$20.60
2011	710,000	7%	$14.78	1,134,000	15%	$30.17	1,844,000	11%	$24.24
2012	1,022,000	11%	$13.10	1,062,000	14%	$31.20	2,084,000	12%	$22.32
2013	1,054,000	11%	$14.43	955,000	13%	$31.76	2,009,000	12%	$22.67
2014	1,196,000	12%	$16.82	446,000	6%	$34.39	1,642,000	10%	$21.59
2015	467,000	5%	$15.60	430,000	6%	$28.26	897,000	5%	$21.67
2016	384,000	4%	$17.85	414,000	6%	$31.78	798,000	5%	$25.08
2017	623,000	6%	$17.18	431,000	6%	$31.97	1,054,000	6%	$23.23
Thereafter	2,905,000	30%	$15.55	573,000	8%	$35.93	3,478,000	20%	$18.91

Total (3)	9,653,000	100%	$14.93	7,434,000	100%	$30.33	17,087,000	100%	$21.63

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2008	—	0%	$—	172,000	2%	$20.62	172,000	1%	$20.62
2009	251,000	3%	$11.86	453,000	6%	$29.54	704,000	4%	$23.24
2010	239,000	3%	$8.49	538,000	7%	$29.43	777,000	5%	$22.99
2011	43,000	1%	$7.19	640,000	9%	$28.94	683,000	4%	$27.57
2012	235,000	2%	$14.92	614,000	8%	$32.11	849,000	5%	$27.35
2013	127,000	1%	$15.11	532,000	7%	$30.60	659,000	4%	$27.62
2014	274,000	3%	$12.27	437,000	6%	$33.07	711,000	4%	$25.06
2015	189,000	2%	$17.17	416,000	6%	$26.03	605,000	4%	$23.26
2016	125,000	1%	$20.50	403,000	5%	$32.38	528,000	3%	$29.57
2017	127,000	1%	$26.65	540,000	7%	$30.04	667,000	4%	$29.39
Thereafter	8,043,000	83%	$15.02	2,689,000	37%	$31.09	10,732,000	62%	$19.05

Total (3)	9,653,000	100%	$14.93	7,434,000	100%	$30.33	17,087,000	100%	$21.63

Notes:

(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of September 30, 2008.
(3)	Represents occupied square footage as of September 30, 2008.

Federal Realty Investment Trust

Portfolio Leased Statistics

September 30, 2008

Overall Portfolio Statistics (1)

	At September 30, 2008			At September 30, 2007
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (sf)	18,130,000	17,323,000	95.5%	19,507,000	18,808,000	96.4%
Residential Properties (3) (units)	723	700	96.8%	723	700	96.8%

Same Center Statistics (1)

	At September 30, 2008			At September 30, 2007
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (4) (sf)	16,817,000	16,136,000	96.0%	16,821,000	16,265,000	96.7%
Residential Properties (3) (units)	723	700	96.8%	723	700	96.8%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet; excludes redevelopment square footage not yet placed in service.
(3)	Overall portfolio and Same Center statistics at September 30, 2008 and 2007 include Rollingwood, The Crest at Congressional and the residential rental units at Santana Row. The 180 residential units at Arlington East (Bethesda Row) were first delivered in late May 2008 and will continue to be delivered through 2008.
(4)	Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust

Summary of Top 25 Tenants

September 30, 2008

Rank	Tenant Name	Annualized Base Rent		Percentage of Total Annualized Base Rent	Tenant GLA		Percentage of Total GLA	Number of Stores Leased
1	Bed, Bath & Beyond, Inc.	$9,637,000		2.61%	647,000		3.57%	15
2	Ahold USA, Inc.	$8,167,000		2.21%	571,000		3.15%	11
3	TJX Companies	$6,984,000		1.89%	540,000		2.98%	15
4	Safeway, Inc.	$6,719,000		1.82%	481,000		2.65%	9
5	Gap, Inc.	$6,438,000		1.74%	220,000		1.21%	11
6	CVS Corporation	$5,643,000		1.53%	179,000		0.99%	16
7	Barnes & Noble, Inc.	$4,705,000		1.27%	201,000		1.11%	8
8	OPNET Technologies, Inc.	$3,645,000		0.99%	83,000		0.46%	2
9	Best Buy Stores, L.P.	$3,457,000		0.94%	99,000		0.55%	3
10	Staples, Inc.	$3,376,000		0.91%	187,000		1.03%	9
11	DSW, Inc	$3,263,000		0.88%	125,000		0.69%	5
12	Supervalu Inc.(Acme/Sav-A- Lot/Star Mkt/Shoppers Food)	$3,213,000		0.87%	338,000		1.86%	7
13	Borders Group, Inc.	$2,901,000		0.78%	129,000		0.71%	5
14	Home Depot, Inc.	$2,832,000		0.77%	335,000		1.85%	4
15	Kohl’s Corporation	$2,793,000		0.76%	322,000		1.78%	3
16	Ross Stores, Inc.	$2,672,000		0.72%	149,000		0.82%	5
17	Wachovia Corporation	$2,669,000		0.72%	61,000		0.34%	13
18	Wakefern Food Corporation	$2,546,000		0.69%	136,000		0.75%	2
19	A.C. Moore, Inc.	$2,483,000		0.67%	141,000		0.78%	6
20	Bank of America, N.A.	$2,408,000		0.65%	64,000		0.35%	18
21	L.A. Fitness International LLC	$2,388,000		0.65%	117,000		0.65%	3
22	AMC Entertainment Inc.	$2,378,000		0.64%	166,000		0.92%	4
23	Dollar Tree Stores, Inc.	$2,357,000		0.64%	158,000		0.87%	14
24	Container Store, Inc.	$2,354,000		0.64%	52,000		0.29%	2
25	PETsMART, Inc.	$2,240,000		0.61%	130,000		0.72%	5

	Totals - Top 25 Tenants	$98,268,000		26.60%	5,631,000		31.08%	195

	Total: (1)	$369,557,000	(2)		18,130,000	(3)		2,456

Notes:

(1)	Does not include amounts related to leases these tenants have with our partnership with a discretionary fund created and advised by ING Clarion Partners.
(2)	Reflects annual in-place contractual (cash-basis) rent as of September 30, 2008.
(3)	Excludes redevelopment square footage not yet placed in service.

Federal Realty Investment Trust

Reconciliation of Net Income to FFO Guidance

September 30, 2008

	2008 Guidance
	($ millions except per share amounts) (1)
Net income	$129	to	$131
Gain on sale of real estate	(7)		(7)
Depreciation and amortization of real estate & real estate partnership assets	100		100
Amortization of initial direct costs of leases	9		9

Funds from operations	230		232
Dividends on preferred stock	(1)		(1)
Income attributable to operating partnership units	1		1

Funds from operations available for common shareholders	231	to	232

Weighted Average Shares (diluted)	59.3

Funds from operations available for common shareholders per diluted share	$3.89		$3.92

Note:

(1)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust

Summarized Income Statements and Balance Sheets - Joint Venture

September 30, 2008

CONSOLIDATED INCOME STATEMENTS

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
	(in thousands)		(in thousands)
	(unaudited)		(unaudited)
Revenues
Rental income	$4,730	$4,849	$14,107	$12,667
Other property income	57	86	166	236

	4,787	4,935	14,273	12,903
Expenses
Rental	719	751	2,264	1,953
Real estate taxes	523	439	1,483	1,183
Depreciation and amortization	1,193	1,163	3,570	3,300

	2,435	2,353	7,317	6,436

Operating income	2,352	2,582	6,956	6,467
Interest expense	(1,134)	(1,137)	(3,404)	(3,343)

Net income	$1,218	$1,445	$3,552	$3,124

CONSOLIDATED BALANCE SHEETS

	September 30, 2008	December 31, 2007
	(in thousands)
	(unaudited)
ASSETS
Real estate, at cost	$202,077	201,641
Less accumulated depreciation and amortization	(13,406)	(9,894)

Net real estate	188,671	191,747
Cash and cash equivalents	2,374	1,453
Other assets	7,398	7,173

TOTAL ASSETS	$198,443	$200,373

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities
Mortgages payable	$81,410	$81,540
Other liabilities	7,511	8,691

Total liabilities	88,921	90,231
Partners’ capital	109,522	110,142

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$198,443	$200,373

Federal Realty Investment Trust

Summary of Outstanding Debt and Debt Maturities - Joint Venture

September 30, 2008

OUTSTANDING DEBT

	Maturity	Stated Interest Rate as of September 30, 2008		Balance
				(in thousands)
Mortgage Loans
Secured Fixed Rate
Campus Plaza	12/01/09	4.530	%(a)	$11,000
Pleasant Shops	12/01/09	4.530	%(a)	12,400
Plaza del Mercado	07/05/14	5.770	%(b)	13,125
Atlantic Plaza	12/01/14	5.120	%(a)	10,500
Barcroft Plaza	07/01/16	5.990	%(a)(c)	20,785
Greenlawn Plaza	07/01/16	5.900	%(a)	13,600

	Total Fixed Rate Debt			$81,410

Debt Maturities

(in thousands)

Year	Scheduled Amortization	Maturities	Total	Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2008	$45	$—	$45	0.1%	0.1%
2009	185	23,400	23,585	28.9%	29.0%
2010	196	—	196	0.2%	29.2%
2011	208	—	208	0.3%	29.5%
2012	220	—	220	0.3%	29.8%
2013	233	—	233	0.3%	30.1%
2014	142	22,396	22,538	27.7%	57.8%
2015	—	—	—	0.0%	57.8%
2016	—	34,385	34,385	42.2%	100.0%

Total	$1,229	$80,181	$81,410	100.0%

Notes:

(a)	Interest only until maturity.
(b)	Effective July 5, 2007, principal and interest payments were due based on a 30-year amortization schedule.
(c)	The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents a note of $16.6 million at a stated rate of 6.06% and a note of $4.2 million at a stated rate of 5.71%.

Federal Realty Investment Trust

Real Estate Status Report - Joint Venture

September 30, 2008

Property Name	MSA Description	Year Acquired	Real Estate at Cost	Mortgage or Capital Lease Obligation	GLA	% Leased	Grocery Anchor GLA (1)	Grocery Anchor (1)	Other Principal Tenants
			(in thousands)	(in thousands)
East Region
Washington Metropolitan Area
Barcroft Plaza	Washington, DC MD-VA	2006-2007	34,023	$20,785	100,000	94%	46,000	Harris Teeter	Bank of America
Free State Shopping Center	Washington, DC-MD-VA	2007	65,790		279,000	99%	73,000	Giant Food	TJ Maxx / Ross / Office Depot
Plaza del Mercado	Washington, DC-MD-VA	2004	21,031	13,125	96,000	94%	25,000	Giant Food	CVS

	Total Washington Metropolitan Area		120,844		475,000	97%
New York / New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	19,983	13,600	106,000	100%	46,000	Waldbaum’s	Tuesday Morning

	Total New York / New Jersey		19,983		106,000	100%
New England
Atlantic Plaza	Boston Worcester-Lawrence-Lowell-Brockton, MA	2004	16,413	10,500	124,000	96%	63,000	Shaw’s Supermarket	Sears
Campus Plaza	Boston Worcester-Lawrence-Lowell-Brockton, MA	2004	22,101	11,000	116,000	100%	46,000	Roche Brothers	Burlington Coat Factory
Pleasant Shops	Boston Worcester-Lawrence-Lowell-Brockton, MA	2004	22,736	12,400	129,000	97%	38,000	Foodmaster	Marshalls

	Total New England		61,250		369,000	98%

	Total East Region		202,077		950,000	98%

Grand Totals			$202,077	$81,410	950,000	98%

Note:

(1)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. Adjusted EBITDA is presented because we believe that it provides useful information to investors regarding our ability to service debt and because it approximates a key covenant in material notes. Adjusted EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of Adjusted EBITDA to net income for the three and nine months ended September 30, 2008 and 2007 is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(in thousands)		(in thousands)
Net income	$37,102	$23,515	$96,062	$73,369
Depreciation and amortization	28,643	26,071	81,838	79,457
Interest expense	25,337	30,533	74,166	89,752
Other interest income	(116)	(315)	(666)	(1,004)

EBITDA	90,966	79,804	251,400	241,574
(Gain) loss on sale of real estate	(7,438)	2,900	(7,438)	1,051

Adjusted EBITDA	$83,528	$82,704	$243,962	$242,625

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies’ operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: income available for common shareholders before depreciation and amortization of real estate assets and excluding extraordinary items and gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance because it primarily excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.